Exhibit 99.1

Southern First Reports Results for 2018

Greenville, South Carolina, January 22, 2019 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to common shareholders of $5.8 million, or $0.75 per diluted share, for the fourth quarter of 2018. In comparison, net income available to common shareholders was $2.1 million, or $0.27 per diluted share, for the fourth quarter of 2017. For the year ended December 31, 2018, net income available to common shareholders was $22.3 million, or $2.88 per diluted share. In comparison, net income to common shareholders for the year ended December 31, 2017 was $13.0 million, or $1.76 per diluted share.

2018 Fourth Quarter Highlights
●	Net income available to common shareholders increased 178% to $5.8 million for Q4 2018 compared to $2.1 million for Q4 2017 (JOBS Act-related deferred tax asset adjustment recorded in Q4 2017)
●	Total loans increased 21% to $1.68 billion at Q4 2018, compared to $1.39 billion at Q4 2017
●	Total deposits increased 19% to $1.65 billion at Q4 2018, compared to $1.38 billion at Q4 2017
●	Total core deposits increased 17% to $1.43 billion at Q4 2018, compared to $1.22 billion at Q4 2017
●	Net interest margin remained at 3.59% for Q4 2018, the same as for Q4 2017

“2018 was a record year for Southern First as we generated net income of $22.3 million. Our team continues to focus on delivering a unique client experience, and we have been fortunate in building client relationships which have grown to be a $1.9 billion bank,” stated Art Seaver, the company’s Chief Executive Officer.

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2018	2018	2018	2018	2017
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$5,783	5,782	5,510	5,214	2,080
Earnings per common share, diluted	0.75	0.75	0.71	0.67	0.27
Total revenue(1)	18,473	18,034	17,383	16,462	15,789
Net interest margin (tax-equivalent)(2)	3.59%	3.60%	3.49%	3.63%	3.59%
Return on average assets(3)	1.24%	1.28%	1.26%	1.28%	0.52%
Return on average equity(3)	13.46%	13.98%	14.03%	13.88%	5.50%
Efficiency ratio(4)	56.25%	56.49%	57.41%	55.92%	54.61%
Noninterest expense to average assets(3)	2.23%	2.26%	2.28%	2.27%	2.15%
Balance Sheet ($ in thousands):
Total loans(5)	$1,677,332	1,620,201	1,533,447	1,459,382	1,387,070
Total deposits	1,648,136	1,589,483	1,567,982	1,520,523	1,381,123
Core deposits(6)	1,434,125	1,390,626	1,387,928	1,336,363	1,221,363
Total assets	1,900,614	1,857,707	1,787,784	1,729,299	1,624,625
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.49%	12.50%	12.77%	13.01%	13.27%
Tier 1 risk-based capital ratio	11.53%	11.48%	11.70%	11.90%	12.11%
Leverage ratio	10.14%	10.15%	9.96%	10.27%	10.26%
Common equity tier 1 ratio(8)	10.73%	10.66%	10.83%	10.98%	11.15%
Tangible common equity(9)	9.15%	8.99%	9.00%	8.95%	9.21%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.31%	0.33%	0.44%	0.43%	0.46%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.11%	0.06%	0.04%	0.05%	0.10%
Allowance for loan losses as a percentage of loans(5)	0.94%	1.00%	1.05%	1.09%	1.12%
Allowance for loan losses as a percentage of nonaccrual loans	270.36%	270.54%	208.52%	217.92%	212.60%
[Footnotes to table located on page 3]

Operating Results
Net interest margin was 3.59% for the fourth quarter of 2018 and 2017. During the fourth quarter of 2018, our average interest-earning assets increased by $259.6 million, compared to the fourth quarter of 2017, while the yield on our interest-earning assets increased by 42 basis points. In comparison, our average interest-bearing liabilities increased by $218.1 million during the fourth quarter of 2018, compared to the fourth quarter of 2017, with the respective cost increasing by 53 basis points.

Noninterest income was $2.5 million and $2.2 million for the three months ended December 31, 2018 and 2017, respectively. For the year ended December 31, 2018 and 2017, noninterest income was $10.2 million and $9.3 million, respectively. The increases in total noninterest income for the three- and twelve-month periods ended December 31, 2018 as compared to the same periods in 2017, were driven by increases in mortgage banking income, ATM and debit card income and other income, partially offset by a decrease in service fees on deposit accounts. Mortgage banking revenue comprises a significant portion of our noninterest income and totaled $1.2 million and $5.5 million for the three and twelve months ended December 31, 2018, respectively, and $1.1 million and $5.2 million for the three and twelve months ended December 31, 2017, respectively.

Noninterest expense was $10.4 million and $8.6 million for the three months ended December 31, 2018 and 2017, respectively, and $39.8 million and $34.6 million for the twelve months ended December 31, 2018 and 2017, respectively. The increase in noninterest expense during both the three- and twelve-month periods ended December 31, 2018 was driven primarily by increases in compensation and benefits, occupancy, data processing and related costs and marketing expenses, while insurance expenses and professional fees also contributed to the increase during the twelve-months ended December 31, 2018. Included in noninterest expense are mortgage banking expenses of $942 million and $4.2 million for the three and twelve months ended December 31, 2018, respectively, and $884 thousand and $3.7 million for the three and twelve months ended December 31, 2017, respectively.

During the three months ended December 31, 2018, we recorded total credit costs of $720 thousand, including a $600 thousand provision for loan losses and $120 thousand of expenses related to the sale and management of other real estate owned. In addition, we had net charge-offs for the fourth quarter of 2018 of $978 thousand, or 0.23% of average loans, annualized. During the three months ended December 31, 2017, our total credit costs were $690 thousand, including a $500 thousand provision for loan losses and $190 thousand of expenses related to the sale and management of other real estate owned. Net loan charge-offs for the fourth quarter of 2017 were $556 thousand, or 0.17% of average loans, annualized. For the twelve months ended December 31, 2018 and 2017, total credit costs were $2.0 million and $2.2 million, respectively. Our allowance for loan losses was $15.8 million, or 0.94% of gross loans, at December 31, 2018, which provides approximately 270% coverage of nonaccrual loans, compared to $15.5 million, or 1.12% of gross loans, and approximately 213% coverage of nonaccrual loans at December 31, 2017.

Nonperforming assets were $5.8 million, or 0.31% of total assets, as of December 31, 2018. Comparatively, nonperforming assets were $7.5 million, or 0.46% of total assets, at December 31, 2017. Of the $5.8 million in total nonperforming assets as of December 31, 2018, nonperforming loans represented the entire balance with no other real estate owned. Classified assets totaled 9% of tier 1 capital plus the allowance for loan losses at December 31, 2018, compared to 10% at December 31, 2017.

Gross loans were $1.7 billion, excluding mortgage loans held for sale, as of December 31, 2018, compared to $1.4 billion at December 31, 2017. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, totaled to $1.4 billion at December 31, 2018 compared to $1.2 billion at December 31, 2017.

Shareholders’ equity totaled $173.9 million as of December 31, 2018, compared to $149.7 million at December 31, 2017. As of December 31, 2018, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		4th Qtr	Twelve Months Ended		YTD
	December 31		2018-2017	December 31		2018-2017
(in thousands, except per share data)	2018	2017	% Change	2018	2017	% Change
Earnings Summary
Interest income	$21,079	16,364	28.8%	76,657	61,209	25.2%
Interest expense	5,082	2,756	84.4%	16,505	10,333	59.7%
Net interest income	15,997	13,608	17.6%	60,152	50,876	18.2%
Provision for loan losses	600	500	20.0%	1,900	2,000	(5.0)%
Noninterest income	2,476	2,181	13.5%	10,201	9,337	9.3%
Noninterest expense	10,391	8,623	20.5%	39,763	34,552	15.1%
Income before provision for income taxes	7,482	6,666	12.2%	28,690	23,661	21.3%
Income tax expense	1,699	4,586	(63.0)%	6,401	10,616	(39.7)%
Net income available to common shareholders	$5,783	2,080	178.0%	22,289	13,045	70.9%
Basic weighted average common shares	7,428	7,304	1.7%	7,384	7,006	5.4%
Diluted weighted average common shares	7,726	7,697	0.4%	7,737	7,393	4.7%
Earnings per common share – Basic	$0.78	0.29	169.0%	3.02	1.86	62.4%
Earnings per common share – Diluted	0.75	0.27	177.8%	2.88	1.76	63.6%

	Quarter Ended		4th Qtr	Quarter Ended
	December 31		2018-2017	September 30	June 30	March 31
(in thousands, except per share data)	2018	2017	% Change	2018	2018	2018
Balance Sheet Highlights
Assets	$1,900,614	1,624,625	17.0%	1,857,707	1,787,784	1,729,299
Investment securities	79,026	72,065	9.7%	71,815	73,126	61,562
Mortgage loans held for sale	9,241	11,790	(21.6)%	9,298	8,075	10,885
Loans(5)	1,677,332	1,387,070	20.9%	1,620,201	1,533,447	1,459,382
Allowance for loan losses	15,762	15,523	1.5%	16,140	16,100	15,852
Other real estate owned	-	242	(100.0)%	117	117	242
Noninterest bearing deposits	346,570	295,680	17.2%	300,331	310,709	297,892
Interest bearing deposits	1,301,566	1,085,443	19.9%	1,289,152	1,257,273	1,222,631
Total deposits	1,648,136	1,381,123	19.3%	1,589,483	1,567,982	1,520,523
Other borrowings	50,000	67,200	(25.6)%	68,500	28,600	28,600
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	173,916	149,686	16.2%	166,944	160,856	154,739
Total shareholders’ equity	173,916	149,686	16.2%	166,944	160,856	154,739
Common Stock
Book value per common share	$23.29	20.37	14.3%	22.41	21.66	20.96
Stock price:
High	39.00	42.90	(9.1)%	47.00	48.35	46.55
Low	30.26	36.75	(17.7)%	39.20	44.20	41.00
Period end	32.07	41.25	(22.3)%	39.30	44.20	44.50
Common shares outstanding	7,466	7,348	1.6%	7,449	7,426	7,382
Other
Loans to deposits	101.77%	100.43%	1.3%	101.93%	97.80%	95.98%
Team members	229	198	15.7%	223	224	211
Average Balances ($ in thousands):
Loans(5)	$1,659,313	1,351,355	22.8%	1,592,279	1,491,246	1,444,343
Deposits	1,610,547	1,369,547	17.6%	1,555,618	1,543,045	1,431,967
Assets	1,850,229	1,589,206	16.4%	1,786,656	1,757,155	1,645,846
Equity	170,408	149,928	13.7%	164,100	157,575	152,374

Footnotes to tables:
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Annualized for the respective three month period.
(4) Noninterest expense divided by the sum of net interest income and noninterest income.
(5) Excludes mortgage loans held for sale.
(6) Excludes out of market deposits and time deposits greater than $250,000.
(7) December 31, 2018 ratios are preliminary.
(8) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10) Includes loans held for sale.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2018	2018	2018	2018	2017
Nonperforming Assets
Commercial
Owner occupied RE	$-	-	-	-	-
Non-owner occupied RE	1,457	1,680	1,689	1,525	1,581
Construction	-	-	-	-	-
Commercial business	81	89	94	102	910
Consumer
Real estate	1,980	1,153	1,174	1,091	992
Home equity	1,006	850	1,598	1,730	1,145
Construction	-	-	-	-	-
Other	12	-	-	-	1
Nonaccruing troubled debt restructurings	1,294	2,194	3,166	2,826	2,673
Total nonaccrual loans	5,830	5,966	7,721	7,274	7,302
Other real estate owned	-	117	117	242	242
Total nonperforming assets	$5,830	6,083	7,838	7,516	7,544
Nonperforming assets as a percentage of:
Total assets	0.31%	0.33%	0.44%	0.43%	0.46%
Total loans	0.35%	0.38%	0.51%	0.52%	0.54%
Accruing troubled debt restructurings	$6,742	6,699	7,397	5,649	5,145

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2018	2018	2018	2018	2017
Allowance for Loan Losses
Balance, beginning of period	$16,140	16,100	15,852	15,523	15,579
Loans charged-off	(987)	(556)	(311)	(293)	(676)
Recoveries of loans previously charged-off	9	196	159	122	120
Net loans charged-off	(978)	(360)	(152)	(171)	(556)
Provision for loan losses	600	400	400	500	500
Balance, end of period	$15,762	16,140	16,100	15,852	15,523
Allowance for loan losses to gross loans	0.94%	1.00%	1.05%	1.09%	1.12%
Allowance for loan losses to nonaccrual loans	270.36%	270.54%	208.52%	217.92%	212.60%
Net charge-offs to average loans QTD (annualized)	0.23%	0.09%	0.04%	0.05%	0.17%

LOAN COMPOSITION

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2018	2018	2018	2018	2017
Commercial
Owner occupied RE	$367,018	372,120	358,169	339,444	316,818
Non-owner occupied RE	404,296	399,166	355,309	339,231	312,798
Construction	84,411	68,415	73,655	56,210	51,179
Business	272,980	244,348	238,402	234,820	226,158
Total commercial loans	1,128,705	1,084,049	1,025,535	969,705	906,953
Consumer
Real estate	320,943	311,271	290,433	275,731	273,050
Home equity	165,937	163,654	156,630	155,507	156,141
Construction	37,925	38,015	38,400	35,017	28,351
Other	23,822	23,212	22,449	23,422	22,575
Total consumer loans	548,627	536,152	507,912	489,677	480,117
Total gross loans, net of deferred fees	1,677,332	1,620,201	1,533,447	1,459,382	1,387,070
Less—allowance for loan losses	(15,762)	(16,140)	(16,100)	(15,852)	(15,523)
Total loans, net	$1,661,570	1,604,061	1,517,347	1,443,530	1,371,547

DEPOSIT COMPOSITION

			Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2018	2018	2018	2018	2017
Non-interest bearing	$346,570	300,331	310,709	297,892	295,680
Interest bearing:
NOW accounts	186,795	237,860	251,511	243,418	229,945
Money market accounts	730,765	680,824	659,353	642,333	545,029
Savings	15,486	16,041	15,913	15,952	16,298
Time, less than $100,000	63,073	62,744	60,632	56,778	55,461
Time and out-of-market deposits, $100,000 and over	305,447	291,683	269,864	264,150	238,710
Total deposits	$1,648,136	1,589,483	1,567,982	1,520,523	1,381,123

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		4th Qtr	Twelve Months Ended		YTD
	December 31		2018-2017	December 31		2018-2017
(dollars in thousands)	2018	2017%	Change	2018	2017	% Change
Noninterest income
Mortgage banking income	$1,233	1,089	13.2%	5,544	5,152	7.6%
Service fees on deposit accounts	271	283	(4.2)%	1,040	1,168	(11.0)%
ATM and debit card income	404	325	24.3%	1,490	1,172	27.1%
Income from bank owned life insurance	217	220	(1.4)%	879	811	8.4%
Other income	351	264	33.0%	1,248	1,034	20.7%
Total noninterest income	$2,476	2,181	13.5%	10,201	9,337	9.3%
Noninterest income to average assets(3)	0.53%	0.54%	(1.9)%	0.58%	0.62%	(6.5)%

Noninterest expense
Compensation and benefits	$6,753	5,295	27.5%	25,561	21,791	17.3%
Occupancy	1,286	1,079	19.2%	5,049	4,121	22.5%
Data processing and related costs	902	796	13.3%	3,302	3,158	4.6%
Insurance	298	301	(1.0)%	1,284	1,146	12.0%
Professional fees	365	333	9.6%	1,574	1,362	15.6%
Marketing	204	131	55.7%	856	737	16.1%
Other	583	688	(15.3)%	2,137	2,237	(4.5)%
Total noninterest expenses	$10,391	8,623	20.5%	39,763	34,552	15.1%
Noninterest expense to average assets(3)	2.23%	2.15%	3.7%	2.26%	2.30%	(1.7)%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2018	2018	2018	2018	2017
			Yield/Rate(3)
Interest-earning assets
Federal funds sold	2.20%	1.95%	1.82%	1.62%	1.29%
Investment securities, taxable	2.70%	2.65%	2.49%	2.18%	1.95%
Investment securities, nontaxable	3.91%	3.89%	3.68%	4.19%	3.91%
Loans(10)	4.86%	4.77%	4.70%	4.65%	4.59%
Total interest-earning assets	4.73%	4.61%	4.42%	4.44%	4.31%
Interest-bearing liabilities
NOW accounts	0.15%	0.20%	0.17%	0.15%	0.16%
Savings & money market	1.52%	1.34%	1.25%	1.07%	0.90%
Time deposits	2.00%	1.79%	1.61%	1.38%	1.21%
Total interest-bearing deposits	1.41%	1.24%	1.14%	0.97%	0.84%
FHLB advances and other borrowings	3.21%	3.13%	3.35%	3.25%	3.36%
Junior subordinated debentures	4.53%	4.47%	4.79%	3.48%	3.49%
Total interest-bearing liabilities	1.49%	1.33%	1.23%	1.06%	0.96%
Net interest spread	3.24%	3.28%	3.19%	3.38%	3.35%
Net interest income (tax equivalent) / margin	3.59%	3.60%	3.49%	3.63%	3.59%

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in 13 locations in the Greenville, Columbia, and Charleston markets of South Carolina, as well as the Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $1.9 billion and its common stock is traded on the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “continues,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in our credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). Any subsequent written and oral forward-looking statement concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com